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                                                                    Exhibit 10.3
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                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


          This Amendment ("Amendment") dated as of January 1, 1996, is between BE Aerospace, Inc., a Delaware corporation (the "Company") and Robert J. Khoury (the "Executive"). The parties agree as follows:

1.  Reference to Agreement; Definitions.  Reference is made to that certain
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Employment Agreement dated as of March 1, 1992, between the Company and the
Executive (the "Employment Agreement"), as amended by that certain Amendment No. 1 To Employment Agreement dated as of August 1, 1992 ("Amendment No. 1") (the Employment Agreement and Amendment No. 1 are hereinafter collectively referred to as the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

2.  Amendments to Agreement.  Except as otherwise provided in Section 3 below,
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the Agreement is amended as follows, effective upon the date first written above:

    2.1.  Amendment to Section 1.  Section 1 of the Agreement is deleted in its
          ----------------------
entirety and replaced with the following:

          "1.  Employment.  The Company shall employ the Executive, and the
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     Executive shall perform services for and continue in the employment of the
     Company, for an initial period of nine (9) years commencing on March 1, 1992, and ending on February 28, 2001, whereupon the Executive's employment hereunder shall automatically be extended from year to year on and after March 1, 2001, until either the Company or the Executive gives the other party at least ninety (90) days' written notice prior to the then-applicable "Expiration Date" (as hereinafter defined) of its or his desire to terminate this Agreement, unless such employment shall have been sooner terminated as hereinafter set forth. For purposes of this Agreement, (i) the term "Employment Period" shall mean the initial nine (9) year period and all extensions thereof, if any, as aforesaid, and (ii) the term "Expiration Date" shall mean February 28 of either calendar year 2001 or any subsequent calendar year if the Employment Period is extended on and after March 1, 2001, as aforesaid."

     2.2. Amendment to Section 2.  Section 2 of the Agreement is deleted in its
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entirety and replaced with the following:
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          "2.  Positions and Duties.  The Executive shall serve the Company in
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     the capacity of Vice Chairman and Chief Executive Officer, or in such other executive position as the Chairman of the Board of Directors of the Company, his designee or the Board of Directors of the Company may designate from time to time (but only upon agreement with the Executive), shall be accountable to, and shall have such other powers, duties and responsibilities consistent with this capacity, as the Chairman of the Board of Directors of the Company, his designee or the Board of Directors of the Company and the Executive shall by mutual agreement from time to time determine. The Executive shall perform and discharge, faithfully, diligently and to the best of his ability, such duties and responsibilities. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company."

     2.3. Amendment to Section 3(a).  Section 3(a) of the Agreement is deleted
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in its entirety and replaced with the following:

          "(a)  Salary.  Effective as of April 1, 1996, the Executive shall
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     receive an annual salary (the "Salary") of $450,000 during each year of the
     Employment Period. Such rate shall be subject to adjustment from time to time by the Board of Directors; provided, however, that it shall at no time
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     be adjusted below $450,000.  Commencing on April 1 of 1997, and of each year thereafter during the Employment Period, the Salary shall be increased by an amount not less than the amount determined by applying to the Salary then in effect the percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index Revised - Urban Wage Earners and Clerical Workers - National -All Items (1982-84=100) (the "Index") for the twelve month period (January through December) of the calendar year immediately preceding such April. If the Index is no longer issued, the Board of Directors and Executive shall agree upon a substitute adjustment index issued by such agency which most reasonably reflects the criteria utilized in the most recent issue of the Index. Except as otherwise provided in this Agreement, the Salary shall be payable biweekly or in accordance with the Company's current payroll practices, and shall be pro-rated for any period of service less than a full year."

     2.4. Amendment to Section 4(c).  Section 4(c) of the Agreement is deleted
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in its entirety and replaced with the following:

          "(c)  Incapacity.  If in the reasonable judgment of the Board of
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     Directors of the Company, as a result of the Executive's incapacity due to physical or mental illness or otherwise, the Executive shall for at least six (6) consecutive months during the term of this Agreement have been unable to perform his duties under this Agreement on a full-time basis, the Company may terminate

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     the Executive's employment as provided in this Section 4(c).  If the
     Company desires to so terminate the Executive, the Company shall:

               (i)  give prompt notice to the Executive of any such termination;

               (ii) until the Expiration Date, continue to pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) his Salary (in effect as of the date of such termination) and to extend to him the incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above; and,

               (iii) for ten (10) successive years after the Expiration Date, pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) an annual amount equal to the Executive's Salary in effect as of the Termination Date, which annual amount shall not be pro-rated, and extend to him the incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above.

          Any dispute between the Board of Directors of the Company and the Executive with respect to the Executive's incapacity shall be settled by reference to a competent medical authority mutually agreed to by the Board of Directors and the Executive or his duly authorized representative, whose decision shall be binding on all parties. The obligations of the Company pursuant to this Section 4(c) shall survive any termination of the Executive's employment pursuant to this Section 4(c)."

     2.5. Amendment to Section 4(d).  Section 4(d) of the Agreement is deleted
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in its entirety and replaced with following:

          "(d)  Retirement.  If the Executive terminates his employment
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     hereunder on or after either his fifty-fourth birthday or his anniversary date of nine (9) years of service to the Company, whichever occurs first, then the Company shall, for ten (10) successive years after the Termination Date, (i) pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) an annual amount equal to the Executive's Salary in effect as of the Termination Date, which annual

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     amount shall not be pro-rated, and (ii) extend to the Executive the incentive bonus, expenses, fringe benefits and automobile set forth in
     Section 3 above. The obligations of the Company pursuant to this Section 4(d) shall survive any termination of the Executive's employment pursuant to this Section 4(d)."

     2.6. Amendment to Section 4(f).  Section 4(f) of the Agreement is deleted
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in its entirety and replaced with the following:

          "(f)  Change of Control.  If a "Change of Control" (as that term is
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     defined in that certain Indenture dated as of March 3, 1993, by and between the Company and United States Trust Company of New York, as trustee, in connection with the Company's 9 3/4% Senior Notes due 2003) occurs during the Employment Period and, as a result of such Change of Control, this Agreement or the Executive's employment is terminated for any reason, or the Executive resigns his employment because any of the Executive's position, powers, duties or responsibilities under Section 2 above are changed without his agreement or any compensation or benefit payable or otherwise extended to the Executive hereunder (including without limitation Salary, incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above) is eliminated or reduced, the Company or its successor in interest shall:

               (i) give prompt notice to the Executive of any such termination, change, elimination or reduction;

               (ii) within thirty (30) days after the Termination Date, pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) a lump sum amount equal to two times the Executive's Salary in effect as of the Termination Date, which lump sum amount shall not be pro-rated and shall be paid in addition to the Salary due and payable under (iii) below;

               (iii) until the Expiration Date, continue to pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) his Salary (in effect as of the date of the Change of Control), and to extend to him the incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above; and

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               (iv) for ten (10) successive years after the Expiration Date, pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) an annual amount equal to the Executive's Salary in effect as of the Termination Date, which annual amount shall not be pro-rated, and to extend to him the incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above.

          The obligations of the Company pursuant to this Section 4(f) shall survive any termination of this Agreement or the Executive's employment or any resignation of such employment by the Executive pursuant to this
     Section 4(f)."

     2.7. Amendment to Section 4.  Section 4 of the Agreement is amended by
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adding a new paragraph (g) as follows:

          "(g)  Severance Pay.  If the Executive's employment hereunder is not
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     extended and this Agreement is terminated as set forth in Section 1 above, or this Agreement or the Executive's employment is terminated as a result of any Change of Control under Section 4(f) above, the Company or its successor in interest shall (I) give to the Executive ninety (90) days' prior notice of such termination, and (ii) within thirty (30) days after the Termination Date, pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) a lump sum amount equal to the Executive's Salary in effect as of the Termination Date, which lump sum amount shall not be pro-rated. The obligations of the Company pursuant to this Section 4(g) shall survive any termination of this Agreement of the Executive's employment as aforesaid."

     2.8. Amendment to Section 6.  Paragraphs (i) and (ii) in Section 6 of the
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Agreement are deleted in their entirety and replaced with the following:

          "(i)  if to Employer, to it at:

               BE Aerospace, Inc.
               1400 Corporate Center Way
               Wellington, Florida 33414

          (ii) if to the Executive, to him at:

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               889 Cutler Road
               Longwood, Florida 32779"

3.   Amendment to Amendment No. 1.  Effective as of August 1, 1992, Section 3 of
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Amendment No. 1 is deleted in its entirety and replaced with the following, thereby rendering Section 3 of Amendment No. 1 void ab initio:
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          "3.  Miscellaneous.  This Amendment constitutes the entire
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     understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This Amendment may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. This Amendment may be executed in any number of counterparts which together shall constitute on instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Florida and shall bind and inure to the benefit of the parties hereto and their respective successors, assigns and heirs."

4.   Miscellaneous.  Except as amended by this Amendment, all terms and
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conditions of the Agreement shall remain in full force and effect.  This
Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This Amendment may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Florida and shall bind and inure to the benefit of the parties hereto and their respective successors, assigns and heirs.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first written above.

                              ROBERT J. KHOURY


                                    /s/ R. J. Khoury
                              --------------------------------


                              BE Aerospace, Inc.


                              By:  /s/ Amin Khoury
                                 -----------------------------
                                 Title:  Chairman of the Board

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